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                                                                   EXHIBIT 10.11

English Translation
                             Management Agreement



The following Management Agreement is hereby concluded between

                       Schoeller Packaging Systems GmbH
                              Zugspitzstrasse 15
                                82 049 Pullach

                         - hereinafter "Contractor"

and


              IFCO INTERNATIONAL FOOD CONTAINER ORGANISATION GMBH
                              Zugspitzstrasse 15
                                 82049 Pullach
              (acting here for IFCO subsidiaries, see appendix):


                          - hereinafter "Principal" -

The contractor has particular knowledge and experience in the sector of commercial, financial and administrative management services; for this it has the appropriate personnel, the corresponding connections and possibilities for the provision of the desired management services at it disposal. It is prepared to offer the Principal its knowledge, its experience and the corresponding management services.

The Principal is interested in taking advantage of the management services offered by the Contractor.

1.   The Contractor shall provide the following management services:

     a)  economic management services

     -   co-ordination and support of planning and control
     -   investor relations inasmuch as the Principal is affected
     -   strategic alliances inasmuch as the Principal is affected
     -   consultation and support in financing
     -   public relations and marketing support

2. The Principal shall have claim to use and call up these services or to the award of order. The Contractor shall as a rule provide these management services continuously without being mandated specially with the individual management services.

3.   The Principal shall pay a reasonable remuneration for the management services.
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4.   In the course of the year, an advance payment shall be made on the basis of the budgetary costs. The Contractor shall, after the end of the business year, send a final invoice to the Principal . The invoice shall show the costs assigned according to a described distribution key proportional to turnover which, however, should not exceed DM 1 million net.

5. This Agreement shall be concluded for the period from 1/01/1997 to 31/12/2000. The contractual partners shall decide at the latest by 30th November of a calendar year, for the first time on 30th November 2000, as to whether the Agreement should be extended for a further year. Exceptional termination shall be possible at any time if good cause, e.g. alteration in the majority relationships etc. exists.

6. For the year of 1997 a budget of DM 2.07 million is envisaged for the management function of the Contractor (structure according to appendix).

     The cost share for 1997 shall be calculated hereby from the planned annual turnover of the Principal for 1997 and the share resulting from that in the planned total turnover in the SPS group. Total turnover in this sense is the additive turnover without consolidation adaptations.

7. Each notification or declaration in accordance with this Agreement and each supplement to this Agreement shall require written form.

8. In case one of the regulations of this Agreement should be invalid, the other regulations shall remain valid nevertheless. Both parties undertake to replace the invalid regulation with a valid regulation which most closely approaches the intended purpose.

9. This Agreement is subject to the law of the Federal Republic of Germany. The place of fulfilment and place of jurisdiction shall be Munich.

Munich, on this 2nd day of January 1997.

/s/ Martin Schoeller                    /s/ Christoph Schoeller
SCHOELLER PACKAGING SYSTEMS GMBH



/s/ Juergen Benz                        /s/ Gunter Gerland
IFCO INTERNATIONAL FOOD CONTAINER ORGANISATION GMBH
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Appendix I
to the Management Agreement between Schoeller Packaging Systems and IFCO International Food Container Organisation GmbH



   List of the subsidiaries of IFCO GmbH included in the Management Agreement



IFCO International Food Container Organisation GmbH
Behalterleasing KG, Munich

SLS Schoeller Logistic Services GmbH, Pullach

IFCO AG., Romont/Switzerland

IFCO International Food Container Organisation Ges. mbH
Vienna/Austria

IFCO International Food Container Organisation Italia s.r.1, Calenza, Italy

IFCO France International Food Container Organisation S.A.S Rungis

IFCO International Food Container Organisation UK Limited, High Wycombe, Bucks, United Kingdom

                               SPS Planning 1997
                                                       Apportionment *)
                                                             75%

Production earnings                       0
+/- LBV                                   0
=payment 1                                0

Reduction in earnings                     0
Other earnings                            0
= payment                                 0
Deployment of goods                       0
= net revenue                             0

Personnel                              -664                   -498
Rentals                                 -33                    -25
Travelling costs                        -92                    -69
Legal and consultation costs         -1,600                 -11200
Advertising costs                       -12                     -9
Other costs                            -236                   -177
Leasing                                 -60                    -45
Depreciation                            -11                     -8
Telephone / fax                         -30                    -23
Insurances                              -19                    -14
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Interest expenses                    -4,511

Total costs                          -7,268                 -2,068

Company result                       -7,268


+) assumption = 75% of all costs incurred at SPS
   (without interest) concern group - subsidiaries
    (SPI, IFCO, MTS)
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                             Alteration Agreement



on the Management Agreement of 02/01/1997


between Schoeller Packaging Systems GmbH
          - hereinafter also "SPS" -


and the IFCO International Food Container Organisation GmbH
          - hereinafter also "IFCO" -


The Management Agreement of 02/01/1997 is altered as follows:



No. 4, sentence 3:

The invoice shows the costs to be allocated according to a described distribution key proportional to turnover which, however, may not exceed DM 1.5 million.


No. 4, sentence 1:

For the year 1999, a budget amounting to DM 3.0 million is envisaged for the management function of the Contractor.

Pullach, 14/12/1998

/s/ Martin Schoeller               /s/ Christoph Schoeller

IFCO International Food Container Organisation GmbH, Pullach



/s/ Juergen Benz                /s/ Gunter Gerlaud

Schoeller Packaging Systems GmbH, Pullach